   As filed with the Securities and Exchange Commission on August 29, 1995.
                                                     Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                    AMERICAN PHYSICIANS SERVICE GROUP, INC.
            (Exact name of registrant as specified in its charter)

    TEXAS                1301 CAPITAL OF TEXAS HIGHWAY          75-1458323
(State or other               AUSTIN, TEXAS 78746             (I.R.S. Employer
jurisdiction of                 (512) 328-0888               Identification No.)
incorporation or  (Address, including ZIP code, and telephone
organization)          number, including area code of
                   registrant's principal executive offices)
                                ----------------
                                  W. H. HAYES
                  SENIOR VICE PRESIDENT-FINANCE AND SECRETARY
                         1301 CAPITAL OF TEXAS HIGHWAY
                              AUSTIN, TEXAS 78746
                                 (512) 328-0888
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                                ---------------
                                  Copies to:
     KENNETH S. SHIFRIN                                  JIM A. WATSON
  CHAIRMAN OF THE BOARD AND                            P. GREGORY HIDALGO
   CHIEF EXECUTIVE OFFICER                            VINSON & ELKINS L.L.P.
1301 CAPITAL OF TEXAS HIGHWAY                        3700 TRAMMELL CROW CENTER
    AUSTIN, TEXAS 78746                                  2001 ROSS AVENUE
      (512) 328-0888                                   DALLAS, TEXAS  75201
                                                          (214) 220-7700
                                  ------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS                 AMOUNT TO BE       OFFERING PRICE          AGGREGATE       REGISTRATION
OF SECURITIES TO BE REGISTERED      REGISTERED(1)       PER SHARE(1)       OFFERING PRICE(1)       FEE
- -----------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value     655,000 shares          $3.44(2)           $2,253,200(2)        $777.00
===========================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) Calculated as of August 23, 1995, pursuant to Rule 457(c) upon the basis of the average of the high and low prices on August 23, 1995, as reported on the Nasdaq National Market.
                             ----------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                SUBJECT TO COMPLETION, DATED AUGUST 29, 1995

PROSPECTUS
                                655,000 SHARES

                    AMERICAN PHYSICIANS SERVICE GROUP, INC.

                                 COMMON STOCK
                          (PAR VALUE $0.10 PER SHARE)
                             _____________________

             TO BE OFFERED BY A SELLING HOLDER OF COMMON STOCK OF
                    AMERICAN PHYSICIANS SERVICE GROUP, INC.
                             _____________________

     This Prospectus relates to the offering (the "Offering") of up to 655,000 shares (the "Shares") of common stock, par value $0.10 per share (the "Common Stock"), of American Physicians Service Group, Inc. (the "Company") by Prime Medical Operating, Inc. (the "Selling Stockholder"), which Shares the Selling Stockholder acquired in a series of private transactions and open-market purchases. See "Selling Stockholder." The Shares are being offered by the Selling Stockholder. The distribution of the Shares is not subject to any underwriting agreement. The Company will receive no part of the proceeds of sales made hereunder. All registration, selling and other expenses incurred in connection with this Offering will be borne by the Selling Stockholder.

     The Shares may be sold from time to time by the Selling Stockholder on the Nasdaq National Market, in the over-the-counter market, on one or more exchanges (if the Shares are listed for trading thereon), in privately negotiated transactions, or otherwise at prices then prevailing, at prices related to the then current market price, or at negotiated prices. The Selling Stockholder also may sell the Shares in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale. In addition, any Shares that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act of 1933 (the "Securities Act") may be sold under Rule 144 or Rule 144A rather than pursuant to this Prospectus. See "Plan of Distribution."

     The Common Stock is traded on the Nasdaq National Market under the symbol "AMPH." As of the close of trading on August 28, 1995, the closing sale price of the Common Stock as quoted on the Nasdaq National Market was $3.50 per share.

     FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK, SEE "RISK FACTORS."

     The Selling Stockholder and any broker executing selling orders on behalf of the Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             _____________________

               The date of this Prospectus is            , 1995.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). In accordance with the Exchange Act, the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information can be inspected and copied at the public reference facilities that the Commission maintains at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                            ______________________

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994;

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1995; and

     3. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995.

     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that are incorporated by reference, other than exhibits to such documents not specifically incorporated by reference. Requests for such copies should be directed to American Physicians Service Group, Inc., 1301 Capital of Texas Highway, Austin, Texas 78746, Attention: W. H. Hayes, Secretary, telephone (512) 328-0888.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

     The Company, through its subsidiaries, primarily provides financial services and markets, sells and supports a practice management and billing system used by medical clinics, medical schools and physician networks.
The financial services provided by the Company consist of management services to medical and legal malpractice insurance companies and brokerage and investment services to individuals and institutions. In addition, the Company also owns condominium space in an office project located in Austin, Texas, approximately 47% of which space is leased to unaffiliated third parties. The Company also publishes Spanish-language yellow page directories that advertise U.S. businesses and are distributed in Mexico.

     The Company provides management services to American Physicians Insurance Exchange ("APIE"), which is a reciprocal insurance exchange organized by the Company, pursuant to a management agreement with APIE. A "reciprocal insurance exchange" is an organization that sells insurance only to its subscribers, who pay a contribution to the exchange's surplus in addition to their annual insurance premiums. APIE specializes in writing medical professional liability insurance for health care providers and also writes professional liability insurance for hospitals. Subject to the direction of the Board of Directors of APIE, the Company sells and issues policies; investigates, settles and defends claims; and otherwise manages APIE's operations. APIE is authorized to do business in the States of Arkansas and Texas. It is the third largest medical professional liability insurance company in the State of Texas and is one of the largest in the State of Arkansas. APIE is the only insurance company based in Texas that is wholly-owned by its subscriber physicians.

     In December 1994, the Company began providing management services to Lawyers Professional Liability Exchange ("LPLE"). LPLE performs services similar to those provided by APIE, primarily to defense attorneys in Texas. There were no significant revenues derived from the management of LPLE during 1994. There can be no assurance that significant revenues will be derived from the management of LPLE in the future. At June 30, 1995, 24 attorneys were insured by LPLE.

     The Company also provides brokerage and investment services to individual and institutional clients through a wholly-owned subsidiary, which is a fully licensed broker/dealer. The Company provides complete portfolio analysis and management services, primarily in the fixed-income area, to insurance companies, banks, savings and loan associations, and individual retirement plans.

     The Company also sells computer systems and software and has designed the APS Bullet/3000 System, an automated practice management and billing system, for sale to large, multi-physician medical clinics, medical schools, physician hospital organizations ("PHOs"), managed care organizations ("HMOs") and other physician networks. The APS Bullet/3000 System performs a variety of functions including (i) integration of patient and physician financial, demographic and medical information into a database that makes information from varied sources available for on-line inquiry; (ii) generation of patient scheduling, patient recalls and production of a variety of special reports; (iii) preparation of billing statements and forms for filing insurance claims; and (iv) filing of insurance claims through computer link-up directly with the agencies administering Medicare and Medicaid programs and with Blue Shield and other insurance companies. The Company provides support for its internally developed, proprietary software, while Hewlett Packard Company ("HP") provides hardware maintenance for the HP computers used in the systems marketed by the Company. In 1993, the Company announced a strategic business relationship with ADVANTA Systems, Inc. ("ADVANTA"), which sells computer systems and software to HMOs. In 1994, the two companies developed an integration product to link their two systems, and both organizations are joint marketing the product. The Company expects to continue to face a challenging business environment, reflecting the continued shift in the market from the traditional mainframe computing environment to minicomputers with client-server applications. The Company continually modifies and upgrades its software based on in-house market research and analysis, product planning, and customer feedback in order to stay abreast of state-of-the-art technology. The Company believes that the dramatic transformation of the health care delivery system in the United States is creating new opportunities for the Company and, specifically, the APS Bullet/3000 System. Alliances among hospitals, physician groups and managed care organizations are expanding the need for updated information systems.

     The Company also owns 3,302,000 shares, or approximately 23%, of the common stock of Prime Medical Services, Inc. ("Prime"), which is the parent company of the Selling Stockholder. The Company has granted to a third party the right to purchase 237,500 of those shares at $1.25 per share.
Prime is the third largest operator of lithotripters in the United States, currently servicing 90 hospitals in 16 states. Lithotripsy is a non-invasive method of treating kidney stones through the use of shock waves. The common stock of Prime is traded on the Nasdaq National Market under the symbol "PMSI." Prime is a Delaware corporation that is required to file annual, quarterly and other reports and documents with the Commission containing financial and other information about Prime. The summary information about Prime contained in this Prospectus is qualified in its entirety by reference to those reports and documents. Those reports and documents may be examined and copies may be obtained from the offices of the Commission.

     The Company was incorporated under the laws of the State of Texas in October 1974. The Company maintains its principal executive office at 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746, and its telephone number is (512) 328-0888.


                                 RISK FACTORS

     In addition to reviewing the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, its Quarterly Report on Form
10-QSB for the quarter ended March 31, 1995, its Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995, the other documents incorporated herein by reference and the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered hereby:

     FUTURE PROFITABILITY; DEPENDENCE ON A FEW CUSTOMERS. The Company is highly dependent on a few customers in each of its insurance, securities brokerage and computer businesses. The Company's insurance and securities brokerage businesses combined and the Company's computer business accounted for approximately 64% and 30%, respectively, of revenues from continuing operations for the year ended December 31, 1994. During 1994, two customers in the Company's insurance and securities brokerage businesses accounted for approximately 57% of the revenues from continuing operations recognized by the Company from such businesses, one customer of which is APIE. See "The Company." Approximately 29% of the Company's revenues from continuing operations during 1994 were comprised of management fees received pursuant to the Company's management agreement with APIE. Also during 1994, three customers in the Company's computer business accounted for approximately 68% of the revenues from continuing operations recognized by the Company from its computer business. The loss of any of these customers could have a material adverse effect on the business and profitability of the Company. In any event, no assurances can be given that the Company will continue to achieve profitability.

     COMPETITION. The markets in which the Company operates its insurance, securities, computer and publishing businesses are highly competitive.
Some of the Company's competitors possess greater financial, marketing, technological and other resources than those of the Company. There can be no assurance that additional competitors will not enter the markets served by the Company or that the Company will be able to continue to compete successfully.

     DEPENDENCE ON PHYSICIAN NETWORKS MARKET; TECHNOLOGICAL CHANGE. The Company markets its computer systems and software to large, multi-physician medical clinics, medical schools, PHOs, HMOs and other physician networks. Accordingly, the Company is dependent on the growth of physician networks in order to have a growing market in which to sell its products. There can be no assurance that the physician networks market it serves will grow or that the Company will be able to establish a more significant presence in the physician networks market. In addition, the computer industry is characterized by rapid technological change. Future technological advances in the industry may result in the availability of new products or services that could compete directly with the products and services now sold by the Company or render the products and services now sold by the Company obsolete. In order to maintain its competitive advantage in the computer industry, the Company must continue to improve its existing products and services while developing and improving new products and services. There can be no assurance that the Company will be able to improve its existing products and services or to develop or introduce new products and services to remain competitive or that the Company will not otherwise be adversely affected in the event of such technological developments.

     DEPENDENCE ON SUBSIDIARIES; HOLDING COMPANY STRUCTURE. The Company is principally a holding company with assets consisting primarily of stock in its subsidiaries. Consequently, the Company's ability to pay its operating expenses and to service its indebtedness is dependent upon the earnings of its subsidiaries and its ability to receive funds from such subsidiaries through loans, dividends or otherwise. The subsidiaries are legally distinct from the Company and have no obligation, contingent or otherwise, to make funds available to the Company for such obligations. In addition, the ability of the Company's subsidiaries to make such payments is subject to applicable state laws, and claims of creditors of the Company's subsidiaries will generally have priority as to the assets of such subsidiaries over the claims of the Company. Accordingly, there can be no assurance that the Company's subsidiaries will be able to pay funds to the Company or that such funds, if any, received by the Company will be sufficient to enable the Company to meet its obligations.

     GOVERNMENT REGULATION. The insurance industry is subject to extensive governmental supervision, regulation and control by state insurance departments. The securities industry is subject to extensive governmental supervision, regulation and control by the Securities and Exchange Commission, state securities commissions and the National Association of Securities Dealers, a self-regulatory organization. There can be no assurance that the federal or state governments or self-regulatory organizations having jurisdiction over the Company's insurance and securities brokerage businesses will not adopt regulations or take other actions, such as the failure to renew or the revocation of required licenses and certifications, that would have a material adverse effect on the Company.

     DIVIDENDS. Dividends on the Common Stock are payable when, as and if declared by the Board of Directors of the Company. The Company has never paid a dividend on its Common Stock and has no present intention of paying any cash dividends on its Common Stock in the foreseeable future. It is the present policy of the Board of Directors of the Company to retain all earnings to provide funds for the growth of the Company. In addition, the Company has a $2,000,000 revolving credit commitment with NationsBank of Texas, N.A. The revolving credit commitment requires the maintenance of certain financial ratios, which may limit the Company's ability to pay dividends. No funds have been advanced under the line of credit as of June 30, 1995. The declaration and payment of dividends, if any, in the future will be determined by the Board of Directors based upon the Company's earnings, financial condition, capital requirements and such other factors as the Board of Directors may deem relevant.

     ANTI-TAKEOVER PROVISIONS. Certain provisions in the Company's Restated Articles of Incorporation and Bylaws and the issuance of rights to holders of record of shares of Common Stock on August 16, 1989, which rights entitle the holders thereof to purchase one share of Common Stock for each right held, subject to the terms of an agreement between the Company and Texas American Bridge Bank, N.A. as the rights agent, may make it more difficult to effect a change in control of the Company. These provisions could potentially deprive stockholders of opportunities to sell shares at above prices above those in the market. See "Description of Capital Stock."

     RELIANCE ON KEY EXECUTIVES. The Company believes that its success depends on the efforts and abilities of a relatively small group of executive personnel. The loss of services of one or more of these key executives could have a material adverse effect on the Company. The Company does not maintain key man life insurance on any of its key executives. The Company has entered into an employment agreement with Duane K. Boyd, the Senior Vice President - Insurance of the Company, which employment agreement expires on December 31, 1995.

                              SELLING STOCKHOLDER

     All the Shares may be offered from time to time for the account of the Selling Stockholder, a wholly-owned subsidiary of Prime. The Selling Stockholder does not own any securities of the Company other than the Shares. The Shares do not, however, include shares of Common Stock held by the following officers or directors of Prime: (i) 387,225 shares beneficially owned by Kenneth S. Shifrin, the Chairman of the Board and a director of Prime and the Chairman of the Board, President, Chief Executive Officer and a director of the Company; (ii) 115,760 shares beneficially owned by Jack R. Chandler, a director of Prime and the Vice Chairman of the Board and a director of the Company; and (iii) 52,750 shares beneficially owned by William A. Searles, a director of Prime and the Company. The Selling Stockholder currently intends to sell all of the Shares within two years from the effective date of the Registration Statement.

     The Company owns 3,302,000 shares, or approximately 23%, of the outstanding shares of common stock of Prime and accounts for its investment on the equity basis. Three of Prime's nine directors are members of the Company's Board of Directors, which consists of five directors.


                         PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Stockholder on the Nasdaq National Market, in the over-the-counter market, on one or more exchanges (if the Shares are listed for trading thereon), in privately negotiated transactions, or otherwise at prices then prevailing, at prices related to the then current market price, or at negotiated prices; provided, that such transactions will not include an underwritten public offering. The Selling Stockholder may sell the Shares directly or through broker-dealers. If any Shares are sold through broker-dealers, the Selling Stockholder may pay brokerage commissions and charges in amounts to be negotiated immediately prior to the sale. The methods by which the Shares may be sold include (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (c) exchange distributions or secondary distributions in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) privately negotiated transactions. In addition, any of the Shares that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this Prospectus.

     At the time a particular offer of Shares is made, to the extent required, a Prospectus Supplement will be distributed that will set forth the aggregate amount of Shares being offered and the terms of the offering, including the purchase price, the name or names of any brokers, dealers or agents, and any commissions paid, discounts or concessions allowed and other items constituting compensation from the Selling Stockholder.

     The Company has advised the Selling Stockholder that the anti-manipulative Rules 10b-6 and 10b-7 under the Exchange Act may apply to the sale of the Shares and purchases and bids for, and stabilization activities, if any, with respect to, shares of the Common Stock in the market. In addition, the Company will make copies of this Prospectus available to the Selling Stockholder and has informed it of the need for delivery of copies of this Prospectus to purchasers on or prior to sales of the Shares offered hereby. The Company is not aware as of the date of this Prospectus of any agreements between the Selling Stockholder and any broker, dealer or agent with respect to the sale of the Shares offered by this Prospectus. The Selling Stockholder and any broker, dealer or agent that participate in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which case any profit on the sale of Shares and any commissions paid or any discounts or concessions allowed to any such broker, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Company will receive no part of the proceeds from the sale of Shares hereunder. APS Financial Corporation, a fully licensed broker/dealer and the Company's wholly-owned subsidiary, will not participate in the sale of the Shares. The Selling Stockholder will pay the costs and expenses incident to its registration and qualification of the Shares offered hereby, including registration and filing fees, and all costs and expenses of selling the Shares hereunder, including commissions and discounts of brokers, dealers or agents.

     There can be no assurance that the Selling Stockholder will sell any or all of the Shares offered hereunder.


                         DESCRIPTION OF CAPITAL STOCK

     The following summary description is qualified in its entirety by reference to the Company's Restated Articles of Incorporation (the "Articles") which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $0.10 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

COMMON STOCK

     As of June 30, 1995, there were 3,517,684 shares of Common Stock outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Because holders of Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock represented at a meeting have the power to elect all of the directors to be elected at that meeting. Subject to the prior rights of holders of Preferred Stock, the holders of Common Stock are entitled to dividends, when, as and if declared by the Board of Directors out of funds legally available therefor. If the Company dissolves or is liquidated, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of Preferred Stock.

     Holders of Common Stock have no preemptive rights and have no right to convert their Common Stock into any other securities. All of the outstanding shares of Common Stock are, and all shares of Common Stock offered hereby are, fully paid and nonassessable.

     The Articles provide that certain specified business combinations (as defined in the Articles) of the Company primarily with a corporation, subsidiary of a corporation, person, or other entity which is the beneficial owner (as defined in the Articles), directly or indirectly, of 20% or more of the Company's outstanding shares of capital stock entitled to vote in the election of directors (an "Acquiring Entity") cannot be effected without (i) a meeting of the shareholders called for that purpose,
(ii) the presence in person or by proxy of the holders of not less than 80% of each class of shares of capital stock of the Company entitled to vote in the election of directors ("Voting Securities"), and (iii) the affirmative vote of at least 66-2/3% of the Voting Securities present at such meeting, in person or by proxy, excluding all Voting Securities owned beneficially, directly or indirectly, by the Acquiring Entity. This provision of the Articles may not be amended, altered, changed or repealed unless (i) such amendment, alteration, change or repeal is approved in a meeting of the shareholders of the Company called for that purpose, (ii) the holders of not less than 80% of the Voting Securities are present in person or by proxy, and (iii) the affirmative vote of at least 66-2/3% of the Voting Securities present at such meeting, in person or by proxy, excluding all Voting Securities owned beneficially, directly or indirectly, by the Acquiring Entity, is obtained.

     The Bylaws of the Company provide that directors may be removed from office only for cause (as defined in the Bylaws); that stockholders follow an advance notification procedure for certain stockholder nominations of candidates for the Board of Directors and for certain other stockholder business to be conducted at an annual meeting; and that a vote of holders of not less than 80% of the shares of stock of the Company entitled to vote in the election of directors is required to make, repeal, alter, amend or rescind any of the bylaws of the Company.

     On August 14, 1989, the Board of Directors of the Company declared a dividend distribution of one Right (as hereinafter defined) for each outstanding share of Common Stock to stockholders of record at the close of business on August 16, 1989 (the "Record Date"). Each "Right" entitles the registered holder to purchase from the Company one share of Common Stock, at a purchase price of $20.00 per share of Common Stock, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Texas American Bridge Bank N.A., as rights agent.

     The Rights are attached to all Common Stock certificates representing shares then outstanding on the Record Date. The Rights will separate from the Common Stock and a distribution date (the "Distribution Date") will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Shares Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in any individual firm, corporation or other entity (a "Person") or group beneficially owning 30% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 15, 1999, unless earlier redeemed by the Company as described below.

     As soon as practicable after the Distribution Date, "Right Certificates" will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Right Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, and except in certain circumstances described in the Rights Agreement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that, at any time following the Distribution Date, (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, (ii) a Person becomes the beneficial owner of more than 35% of the then outstanding shares of Common Stock other than pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair to, and otherwise in the best interest of, stockholders, or (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     In the event that, at any time following the Shares Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger described in the preceding paragraph or a merger which follows an offer described in the preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

     The purchase price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash may be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

     At any time until fifteen days following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable in cash. Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors (as defined hereinafter). After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces its beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors ordering redemption of the Rights, with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

     The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or any representative of, or person affiliated with, the foregoing entities.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The existence of the provisions of the Company's Articles and Bylaws summarized herein and the Rights Agreement may be disadvantageous to the extent they discourage takeovers in which stockholders might receive a substantial premium for some or all of their shares. Therefore, stockholders who desire to participate in such a takeover may not be afforded the opportunity to do so, even when such stockholders believe participation to be in their best interest. Also, such provisions and the Rights Agreement may reduce temporary fluctuations in the market price of the Common Stock and thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. In addition to reducing temporary market fluctuations, such provisions and the Rights Agreement could potentially depress the market price of shares of Common Stock and may have the effect of discouraging changes in control, particularly those that are opposed by the Company's incumbent management, even if a majority of stockholders desire the change in control. Such provisions and the Rights Agreement thereby could also prevent the removal of management.

     In addition, the ability of the Board of Directors to issue shares of Preferred Stock and to fix the voting, redemption, conversion and other rights thereof without stockholder approval could hinder any proposed tender offer, merger or other attempt to gain control of the Company. See "Description of Capital Stock--Blank Check Preferred Stock."

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is Key Corp Shareholder Services, Inc.

BLANK CHECK PREFERRED STOCK

     Pursuant to the Articles, the Board of Directors has the authority, without further stockholder approval, to provide for the issuance of up to 1,000,000 shares of Preferred Stock in one or more series and to fix for each series the number of shares, designation, dividend rights, voting rights, redemption rights and any other rights. As of August 28, 1995, no shares of Preferred Stock have been issued. Because the Board of Directors has the power to establish the preferences and rights of each series, it may afford the holders of any Preferred Stock preferences, powers and rights (including voting rights) senior to the rights of the holders of Common Stock. The issuance of shares of Preferred Stock or the issuance of rights to purchase shares of stock may have the effect of delaying, deferring or preventing a change in control of the Company.


                                 LEGAL MATTERS

     The validity of the shares of Common Stock being sold in the offering is being passed upon for the Company by Vinson & Elkins L.L.P., Dallas, Texas.


                                    EXPERTS

     The consolidated financial statements and schedule of the Company as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements refers to a change in the method of accounting for income taxes.

===============================================================================
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON HAS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               -----------------

                               TABLE OF CONTENTS

                                         Page
                                         ----

Available Information..................     2

Incorporation of Certain Documents by
 Reference.............................     2

The Company............................     3

Risk Factors...........................     4

Selling Stockholder....................     6

Plan of Distribution...................     6

Description of Capital Stock...........     7

Legal Matters..........................    10

Experts................................    10


                               -----------------


                                 655,000 SHARES



                              AMERICAN PHYSICIANS
                              SERVICE GROUP, INC.



                                  COMMON STOCK
                          (PAR VALUE $0.10 PER SHARE)



                               -----------------


                                   PROSPECTUS


                               -----------------



                                         , 1995

===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     All expenses incurred in connection with the registration of the securities offered hereby are payable by Prime Medical Services, Inc., the parent company of Prime Medical Operating, Inc. (the "Selling Stockholder"), and not by American Physicians Service Group, Inc. (the "Registrant"). The estimated expenses payable in connection with the registration of the securities offered hereby, other than commissions, are as follows:

SEC filing fee............................................  $   777
Blue Sky fees and expenses................................    2,500
Printing and engraving expenses...........................    1,000
Legal fees and expenses...................................    8,500
Accounting fees and expenses..............................    3,000
Transfer agent and registrar fees.........................        0
Miscellaneous.............................................    1,500
                                                            -------
     Total................................................  $17,277
                                                            =======

     There are no underwriting discounts.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") provides that a Texas corporation shall have the power to indemnify anyone who was, is, or is threatened to be made a named defendant or respondent to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, or any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, because such person is or was a director of the corporation, provided that
(i) such person conducted himself in good faith, (ii) such person reasonably believed (A) that in the case of conduct in his official capacity as a director of the corporation that his conduct was in the corporation's best interests, and (B) in all other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of a criminal proceeding, such person has no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that a director is not eligible for indemnification by a corporation. Instead, a person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. A director may not be indemnified as described above for obligations resulting from a proceeding: (i) in which such person is found liable on the basis that he improperly received personal benefit, whether or not the benefit resulted from an action taken in his official capacity, or (ii) in which such person is found liable to the corporation (except that in such cases such director may be indemnified against reasonable expenses actually incurred by the director in connection with the proceeding unless the director's misconduct was willful, in which case no such indemnification shall be paid).

     A corporation may provide indemnification as described above only if a determination of indemnification is made by (a) a majority vote of a quorum of directors who at the time of voting are not named defendants or respondents in such proceeding; (b) if such quorum cannot be obtained, by majority vote of a committee of directors, consisting solely of two or more directors who are not named as defendants or respondents in the relevant proceeding, and designated to act in the matter by a majority vote of all directors; or (c) by special legal counsel selected by the board acting as described in (a), or selected by a committee established as described in
(b), or, if such quorum cannot be obtained and such committee is not established, by a majority vote of all named defendants or respondents in the proceeding. A court may order indemnification even though certain of these conditions are not met if the court deems indemnification proper and equitable; provided, however, that the court-ordered indemnification shall be limited to reasonable expenses actually incurred by such person in connection with the proceeding if the person is found to be liable to the corporation or on the basis that he improperly received a personal benefit.

     A person may be indemnified by a corporation as previously described against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, provided, that if such a person is found liable to the corporation or is liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

     A corporation shall indemnify a director against reasonable expenses incurred by him in connection with the proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, if a director sues a corporation to recover indemnification in such a case, the court, upon ordering the corporation to pay indemnification, shall also award the director his expenses incurred in securing the indemnification.

     A corporation may pay, or reimburse a director for, the director's reasonable expenses incurred because he was, is, or is threatened to be made a named defendant or respondent in a proceeding, in advance of any final disposition of the proceeding and without any determination that the director is entitled to such payment or reimbursement under the above-described standards if the director gives the corporation a written affirmation by the director that in good faith he believes that he is eligible for indemnification under Article 2.02-1 of the TBCA and a written undertaking by or on behalf of the director (which must be an unlimited general obligation but that need not be secured, and that may be accepted without reference to the director's financial ability to pay) to repay the amount paid or reimbursed if it is ultimately determined that indemnification for such expenses is prohibited under the standards enumerated above.

     Notwithstanding the above, a corporation may pay or reimburse a director for expenses incurred in connection with the director's appearance as a witness or other participation in a proceeding at a time when the director is not a named defendant or respondent in the proceeding.

     Article 2.02-1 of the TBCA permits the purchase and maintenance of insurance or another arrangement on behalf of directors, officers, employees and agents of the corporation against any liability asserted against or incurred by them in any such capacity or arising out of the person's status as such, whether or not the corporation itself would have the power to indemnify any such officer or director against such liability; provided, that if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation.

     Any indemnification of, or advance of expenses to, a director must be reported in writing to shareholders prior to the notice or waiver of notice of the next shareholders' meeting or other action, and, in any case, within the 12-month period immediately following such indemnification or advance.

     A corporation shall indemnify officers and others who are not officers, employees, or agents of the corporation, but who are serving at the corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary for another
entity, to the same extent that the corporation indemnifies directors.   A
corporation may indemnify and advance expenses to such officers and other persons to the same extent that it may indemnify, or advance expenses to, directors.

     Article IX of the Registrant's Restated Articles of Incorporation (the "Articles") provides that, to the extent permitted by applicable law and by resolution or other proper action of the Board of Directors of the Registrant, the Registrant will indemnify its present and former directors and officers, its employees and agents and any other person serving at the request of the Registrant as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, association, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which any such person is, or is threatened to be made, a party and which may arise by reason of the fact he is or was a person occupying any such office or position. In addition, the Registrant currently maintains directors and officers liability insurance.

     Article XVI of the Articles provides that the Registrant's directors shall not be liable to the Registrants or its shareholders for monetary damages for an act or omission in the director's capacity as a director except for liability based upon (i) a breach of duty of loyalty to the Registrant or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law,
(iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act related to an unlawful stock repurchase or payment of a dividend.

ITEM 16. EXHIBITS

 Exhibit
   No.    Description of Exhibit
 -------  ----------------------

 3.1 -- Restated Articles of Incorporation of the Registrant dated August 21, 1990 (filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

 3.2 -- Amended and Restated Bylaws of the Registrant (filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

 5.1+  -- Opinion of Vinson & Elkins L.L.P.

10.1   -- Management Agreement of Attorney-in-Fact, dated August 13,
          1975, between the Registrant and American Physicians Insurance Exchange (filed as an Exhibit to the Registrant's Amendment No. 1 to the Registration Statement on Form S-1 (File No. 2-85321) filed with the Commission on September 1, 1983, and incorporated herein by reference).

10.2 -- Rights Agreement dated August 16, 1989, between the Registrant and Texas American Bridge Bank N.A., as rights agent, and letter to the Registrant stockholders, dated August 16, 1989 (filed as an Exhibit to the Registrant's Current Report on Form 8-K, dated September 5, 1989, and incorporated herein by reference).

10.3 -- Employment Agreement dated July 1, 1991, between the Registrant and Duane K. Boyd, Jr. (filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

23.1+  -- Consent of KPMG Peat Marwick LLP.

23.2+  -- Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1+  -- Powers of attorney (included on the signature page).
_______________

+ Filed herewith.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that it will:

     1. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this Registration Statement; and

          (iii) include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     3. File a post-effective amendment to remove from registration any of the Securities that remain unsold at the end of the offering.

     4. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) of the Securities Act as part of this Registration Statement as of the time the Securities and Exchange Commission declared it effective.

     5. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this Registration Statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy is expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 28, 1995.


                                     AMERICAN PHYSICIANS SERVICE GROUP, INC.



                                     By:   /s/ Kenneth S. Shifrin
                                        ---------------------------------------
                                          Kenneth S. Shifrin
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints William H. Hayes and Kenneth S. Shifrin, or any of them, as his or her attorney-in-fact to sign on his or her behalf, individually and in the capacity stated below, all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

          SIGNATURE                         TITLE                    DATE
- -----------------------------  -------------------------------  ---------------


    /s/ Kenneth S. Shifrin     Chairman of the Board,           August 28, 1995
- -----------------------------  President
     Kenneth S. Shifrin        and Chief Executive Officer and
                               Director


    /s/ Jack R. Chandler       Vice Chairman of the Board and   August 28, 1995
- -----------------------------  Director
   Jack R. Chandler, M.D.


    /s/ William H. Hayes       Senior Vice President - Finance  August  9, 1995
- -----------------------------  and Secretary
      William H. Hayes


   /s/ Thomas R. Solimine      Controller                       August 10, 1995
- -----------------------------
     Thomas R. Solimine


                               Director
- -----------------------------
    Richard J. Clark


      /s/ Jack Murphy          Director                         August 10, 1995
- -----------------------------
         Jack Murphy


    /s/ William A. Searles     Director                         August 28, 1995
- -----------------------------
     William A. Searles

                               INDEX TO EXHIBITS

                                                                      Sequential
Exhibit                                                                  Page
  No.                          Description of Exhibit                   Number
- -------                        ----------------------                   ------

 3.1 --Restated Articles of Incorporation of the Registrant dated August 21, 1990 (filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

 3.2 --Amended and Restated Bylaws of the Registrant (filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, and incorporated herein by reference).

 5.1+  --Opinion of Vinson & Elkins L.L.P.

10.1 --Management Agreement of Attorney-in-Fact, dated August 13, 1975, between the Registrant and American Physicians Insurance
         Exchange (filed as an Exhibit to the Registrant's Amendment
         No. 1 to the Registration Statement on Form S-1 (File No. 2-85321) filed with the Commission on September 1, 1983, and incorporated herein by reference).

10.2   --Rights Agreement dated August 16, 1989, between the
         Registrant and Texas American Bridge Bank N.A., as rights agent, and letter to the Registrant stockholders, dated August 16, 1989 (filed as an Exhibit to the Registrant's Current Report on Form
         8-K, dated September 5, 1989, and incorporated herein by reference).

10.3   --Employment Agreement dated July 1, 1991, between the
         Registrant and Duane K. Boyd, Jr. (filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

23.1+  --Consent of KPMG Peat Marwick LLP.

23.2+  --Consent of Vinson & Elkins L.L.P. (included in Exhibit 5).

24.1+  --Powers of attorney (included on the signature page).

_______________

+ Filed herewith.